Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 2004 included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-8 (File Nos. 333-61953, 333-92875 and 333-92877).

/s/HEIN & ASSOCIATES LLP

Hein & Associates LLP

Houston, Texas

March 11, 2004